Exhibit 99

RELEASE 5:00 PM EDT, WEDNESDAY, OCTOBER 19, 2005

Contact:	Robert S. Tissue, Sr. Vice President & CFO
Telephone:	(304) 530-0552
Email:	rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS RECORD THIRD QUARTER AND YEAR-TO-DATE EARNINGS

Assets Surpass $1 Billion

MOOREFIELD, W.Va.--(BUSINESS WIRE)—October 19, 2005—Summit Financial Group, Inc. (NASDAQ: SMMF) today reported third quarter 2005 net income of $3.3 million, an increase of 4.7 percent from the $3.1 million reported for the third quarter of 2004. Diluted earnings per share were $0.45 compared with $0.44 for the prior-year quarter, up 2.3 percent. The increase reflects solid growth in net interest income and well-controlled expense growth. For the third quarter of 2005, the returns on average shareholders' equity and average assets were 18.24 percent and 1.33 percent, respectively, compared with prior-year period ratios of 20.06 percent and 1.46 percent.

For the nine months ended September 30, 2005, Summit reported net income of $8.8 million, an increase of 6.7 percent from the $8.3 million reported for the first nine months of 2004. Diluted earnings per share were $1.22 compared with $1.16 for the prior-year period, up 5.2 percent. The increase reflects solid revenue growth, both from community banking and mortgage banking activities, partially offset by higher costs associated with expansion activities. For the first nine months of 2005, the returns on average shareholders' equity and average assets were 16.85 percent and 1.25 percent, respectively, compared with prior-year period ratios of 18.31 percent and 1.33 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, "Our community banking segment experienced record loan growth and demand deposit growth for the quarter. On an annualized basis, loan growth from the linked quarter was in excess of 40 percent, and demand deposits were up nearly 60 percent. Moreover, our recent investments in people and infrastructure have allowed us to achieve these outstanding results and still provide ample capacity for further loan growth. As with many banks in this rate environment, however, profitability is increasingly affected by rising funding costs. We have been successful thus far managing our loan/deposit mix to sustain revenue growth at double-digit levels, and we believe there are still many attractive lending opportunities available to us. As loan demand returns to more normal levels, our reliance on higher cost time and brokered deposits should decline, providing less pressure and greater stability to our margin, as was the case in the second quarter of this year.

Mr. Maddy continued, “We are pleased to report that our mortgage banking segment originated a record volume of mortgages this past quarter, which we sold in the secondary market. However, we anticipate that loan volume will decline on a seasonal basis for the remainder of the year. The $1.9 million in net income we’ve generated year-to-date represents a 12.5 percent improvement over the prior year, and a welcome contribution to our bottom line.”

THIRD QUARTER 2005 CONSOLIDATED RESULTS

Total revenue for the third quarter of 2005, consisting of net interest income plus non-interest income, was $16.3 million, an increase of 4.3 percent over the third quarter of 2004. Net interest income for the quarter increased 10.6 percent above the prior-year third quarter, to $7.8 million, reflecting 14.6 percent growth in average earning assets, partially offset by an 18 basis point drop in the net interest margin to 3.47 percent. Non-interest income for the third quarter of 2005 was $8.5 million, relatively flat compared with the third quarter of 2004. Summit experienced strong growth in service fee income, up 23.7 percent, and other income, up 50.5 percent; but these increases to non-interest income were offset by a 5.5 percent decline in mortgage origination revenue from the Company's mortgage banking unit, Summit Mortgage (formerly known as Summit Financial, LLC), which is discussed below.

Non-interest expense for the third quarter of 2005 was $10.9 million, a 1.0 percent increase over the $10.8 million reported for the third quarter of 2004. Salaries and employee benefits represented the largest category of expense growth, up $380 thousand or 7.5 percent. Declines in other categories reflected Summit’s continued focus on cost control. The efficiency ratio was 65.40 percent for the third quarter of 2005 compared with 67.11 percent for the prior-year period. (The efficiency ratio for the Company's Community Banking Segment, shown below, is a more accurate indicator of its performance compared with other community banks.)

Asset quality remains strong. Net charge-offs were $200,000 for the third quarter of 2005, equivalent to an annualized 0.11 percent of average loans. Nonperforming assets were $1.9 million or 0.18 percent of assets at September 30, 2005, down from $2.6 million or 0.31 percent at September 30, 2004. At period-end, loan loss reserves were 0.79 percent of loans.

Assets at September 30, 2005 were $1.0 billion, an increase of 19.4 percent over the last twelve months. The increase was driven by portfolio loan growth of $144.0 million, up 24.4 percent to $735.4 million. Commercial real estate loans, up $105.4 million or 38.9 percent, were the largest contributors to this growth, and now constitute 51.1 percent of the loan portfolio. Since June 30, 2005, loans increased $69.9 million or 10.5 percent (42.0 percent annualized). According to Mr. Maddy, “Loan growth this quarter was unusually strong, reflecting the increasing contribution of the three lenders we added over the past twelve months.”

Deposits at September 30, 2005 were $628.9 million, an increase of $93.1 million, or 17.4 percent from prior-year third quarter levels. Compared to the June 30, 2005 quarter, deposits increased $63.8 million, or 11.3 percent (45.1 percent annualized). More importantly, core deposits (checking and savings accounts) increased 26.0 percent year-over-year, and 11.3 percent from the June 30, 2005 quarter (45.1 percent annualized). Mr. Maddy commented, “We are doing an exceptional job on the deposit-gathering side of our business; demand deposits increased $30.4 million from the linked quarter, which represents quarterly growth of 14.6 percent (58.2 percent annualized). However, loan demand is stronger still, and we will not turn away opportunities to develop new relationships with attractive borrowers. As a result, our reliance on brokered deposits has increased for the present time.” Growth in demand deposits improved the deposit mix, with demand deposits now accounting for 38.0 percent of total deposits compared with 32.6 percent at September 30, 2004.

Shareholders' equity at period end was $72.4 million, an increase of 11.0 percent over the last twelve months. Common shares outstanding totaled 7,125,820 at September 30, 2005.

THIRD QUARTER 2005 OPERATING SEGMENT RESULTS

Community Banking Financial Performance

Net income for the third quarter of 2005 was $2.8 million, an increase of 13.4 percent from the prior-year quarter. Total revenue increased 15.2 percent to $8.8 million, while non-interest expense increased 14.4 percent to $4.4 million due to staff additions and the recently-opened Warrenton, Virginia branch. The Community Banking segment's efficiency ratio was 53.75 percent compared with 51.68 percent for the prior-year third quarter.

Mortgage Banking Financial Performance

The Company's mortgage banking unit, Summit Mortgage, commenced operations during the third quarter of 2003. This segment originates first mortgages in the Company's community banking markets and fixed-rate debt consolidation second mortgage loans for borrowers nationwide. Loan originations in the third quarter of 2005 were $83.9 million, up 10.6 percent above last year's third quarter. Loan sales were $87.1 million, up 8.9 percent from the 2004 third quarter.

Net income for the third quarter of 2005 was $905,000, an increase of 0.6 percent over the prior-year quarter. Revenue totaled $7.5 million, down from $8.0 million in the prior-year period as a result of changes in the loan mix toward first mortgages, which are less profitable than second mortgages. Non-interest expense declined 9.4 percent to $6.0 million, with lower marketing costs, mainly direct mail, accounting for the improvement.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.0 billion, operates fourteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Mortgage, a residential mortgage loan originator located in Herndon, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Summit's filings with the Securities and Exchange Commission for a summary of important factors that could affect Summit's forward-looking statements. Summit undertakes no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2005 vs Q3 2004

	For the Quarter Ended		Percent
Dollars in thousands, except per share amounts	9/30/2005	9/30/2004	Change

Condensed Statements of Income
Interest income
Loans, including fees	$12,527	$9,334	34.2%
Securities	2,283	2,267	0.7%
Other	27	33	-18.2%
Total interest income	14,837	11,634	27.5%
Interest expense
Deposits	3,509	2,451	43.2%
Borrowings	3,518	2,122	65.8%
Total interest expense	7,027	4,573	53.7%
Net interest income	7,810	7,061	10.6%
Provision for loan losses	424	293	44.7%
Net interest income after provision
for loan losses	7,386	6,768	9.1%
Noninterest income
Service fee income	711	575	23.7%
Mortgage origination revenue	7,304	7,732	-5.5%
Securities gains (losses)	39	(35)	n/m
Other income	411	273	50.5%
Total noninterest income	8,465	8,545	-0.9%
Noninterest expense
Salaries and employee benefits	5,435	5,055	7.5%
Net occupancy expense	479	408	17.4%
Equipment expense	465	433	7.4%
Postage expense	1,451	1,703	-14.8%
Advertising	1,164	1,229	-5.3%
Other expenses	1,884	1,939	-2.8%
Total noninterest expense	10,878	10,767	1.0%
Income before income taxes	4,973	4,546	9.4%
Income taxes	1,700	1,420	19.7%
Net income	$3,273	$3,126	4.7%

Per Share Data
Basic earnings	$0.46	$0.44	4.5%
Diluted earnings	$0.45	$0.44	2.3%
Average shares outstanding
Basic	7,125,483	7,026,173	1.4%
Diluted	7,211,331	7,174,859	0.5%

Performance Ratios
Return on average equity	18.24%	20.06%	-9.1%
Return on average assets	1.33%	1.46%	-8.9%
Net yield on earning assets - taxable equivalent	3.47%	3.65%	-4.9%
Efficiency ratio consolidated(A)	65.40%	67.11%	-2.5%
Efficiency ratio excluding mortgage banking (A)	53.75%	51.68%	4.0%

 NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2005 vs 2004

	For the Nine Months Ended		Percent
Dollars in thousands, except per share amounts	9/30/2005	9/30/2004	Change

Condensed Statements of Income
Interest income
Loans, including fees	$33,741	$26,393	27.8%
Securities	6,833	7,109	-3.9%
Other	79	97	-18.6%
Total interest income	40,653	33,599	21.0%
Interest expense
Deposits	8,952	7,254	23.4%
Borrowings	9,133	5,884	55.2%
Total interest expense	18,085	13,138	37.7%
Net interest income	22,568	20,461	10.3%
Provision for loan losses	1,179	758	55.5%
Net interest income after provision
for loan losses	21,389	19,703	8.6%
Noninterest income
Service fee income	1,909	1,647	15.9%
Mortgage origination revenue	20,273	18,666	8.6%
Securities gains (losses)	44	1	n/m
Other income	1,122	605	85.5%
Total noninterest income	23,348	20,919	11.6%
Noninterest expense
Salaries and employee benefits	15,371	13,481	14.0%
Net occupancy expense	1,371	1,099	24.7%
Equipment expense	1,441	1,303	10.6%
Postage expense	4,476	4,491	-0.3%
Advertising	3,711	3,494	6.2%
Other expenses	5,438	4,907	10.8%
Total noninterest expense	31,808	28,775	10.5%
Income before income taxes	12,929	11,847	9.1%
Income taxes	4,129	3,596	14.8%
Net income	$8,800	$8,251	6.7%

Per Share Data
Basic earnings	$1.24	$1.17	6.0%
Diluted earnings	$1.22	$1.16	5.2%
Average shares outstanding
Basic	7,082,418	7,022,635	0.9%
Diluted	7,207,937	7,129,416	1.1%

Performance Ratios
Return on average equity	16.85%	18.31%	-8.0%
Return on average assets	1.25%	1.33%	-6.0%
Net yield on earning assets - taxable equivalent	3.55%	3.65%	-2.7%
Efficiency ratio consolidated(A)	67.41%	67.61%	-0.3%
Efficiency ratio excluding mortgage banking (A)	53.62%	51.93%	3.3%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Condensed Statements of Income
Interest income
Loans, including fees	$12,527	$11,205	$10,010	$9,814	$9,334
Securities	2,283	2,291	2,258	2,294	2,267
Other	27	28	25	30	33
Total interest income	14,837	13,524	12,293	12,138	11,634
Interest expense
Deposits	3,509	2,926	2,516	2,456	2,451
Borrowings	3,518	2,994	2,622	2,366	2,122
Total interest expense	7,027	5,920	5,138	4,822	4,573
Net interest income	7,810	7,604	7,155	7,316	7,061
Provision for loan losses	424	425	330	292	293
Net interest income after provision
for loan losses	7,386	7,179	6,825	7,024	6,768
Noninterest income
Service fee income	711	651	547	592	575
Mortgage origination revenue	7,304	7,113	5,856	5,423	7,732
Securities gains (losses)	39	5	-	32	(35)
Other income	411	446	264	287	273
Total noninterest income	8,465	8,215	6,667	6,334	8,545
Noninterest expense
Salaries and employee benefits	5,435	5,394	4,542	4,607	5,055
Net occupancy expense	479	463	429	404	408
Equipment expense	465	483	493	473	433
Postage expense	1,451	1,458	1,567	1,361	1,703
Advertising	1,164	1,222	1,325	1,231	1,229
Other expenses	1,884	1,855	1,699	1,939	1,939
Total noninterest expense	10,878	10,875	10,055	10,015	10,767
Income before income taxes	4,973	4,519	3,437	3,343	4,546
Income taxes	1,700	1,403	1,026	986	1,420
Net income	$3,273	$3,116	$2,411	$2,357	$3,126

Per Share Data
Basic earnings	$0.46	$0.44	$0.34	$0.34	$0.44
Diluted earnings	$0.45	$0.43	$0.34	$0.33	$0.44
Average shares outstanding
Basic	7,125,483	7,081,044	7,039,783	7,032,512	7,026,173
Diluted	7,211,331	7,205,377	7,171,099	7,187,711	7,174,859

Performance Ratios
Return on average equity	18.24%	18.21%	14.53%	14.33%	20.06%
Return on average assets	1.33%	1.34%	1.08%	1.07%	1.46%
Net yield on earning assets - taxable equivalent	3.47%	3.61%	3.59%	3.69%	3.65%
Efficiency ratio consolidated (A)	65.40%	66.98%	70.26%	70.50%	67.11%
Efficiency ratio excluding mortgage banking (A)	53.75%	54.15%	52.90%	52.70%	51.68%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended September 30, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$14,619	$516	$7	$(305)	$14,837
Interest expense	6,805	304	223	(305)	7,027
Net interest income	7,814	212	(216)	-	7,810
Provision for loan losses	360	64	-	-	424
Net interest income after provision
for loan losses	7,454	148	(216)	-	7,386
Noninterest income	1,012	7,304	1,362	(1,213)	8,465
Noninterest expense	4,437	5,969	1,685	(1,213)	10,878
Income before income taxes	4,029	1,483	(539)	-	4,973
Income taxes	1,277	578	(155)	-	1,700
Net income	$2,752	$905	$(384)	$-	$3,273
Intersegment revenue (expense)	$(841)	$(364)	$1,205	$-	$-
Average assets	$974,653	$24,144	$85,012	$(98,603)	$985,206

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended September 30, 2004

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$11,399	$421	$5	$(191)	$11,634
Interest expense	4,436	189	139	(191)	4,573
Net interest income	6,963	232	(134)	-	7,061
Provision for loan losses	293	-	-	-	293
Net interest income after provision
for loan losses	6,670	232	(134)	-	6,768
Noninterest income	700	7,732	1,147	(1,034)	8,545
Noninterest expense	3,880	6,585	1,336	(1,034)	10,767
Income before income taxes	3,490	1,379	(323)	-	4,546
Income taxes	1,064	479	(123)	-	1,420
Net income	$2,426	$900	$(200)	$-	$3,126
Intersegment revenue (expense)	$(792)	$(234)	$1,026	$-	$-
Average assets	$829,522	$20,185	$75,311	$(67,515)	$857,503

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Nine Months Ended September 30, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$40,151	$1,303	$19	$(820)	$40,653
Interest expense	17,501	816	588	(820)	18,085
Net interest income	22,650	487	(569)	-	22,568
Provision for loan losses	1,035	144	-	-	1,179
Net interest income after provision
for loan losses	21,615	343	(569)	-	21,389
Noninterest income	2,606	20,273	4,041	(3,572)	23,348
Noninterest expense	13,007	17,622	4,751	(3,572)	31,808
Income before income taxes	11,214	2,994	(1,279)	-	12,929
Income taxes	3,527	1,108	(506)	-	4,129
Net income	$7,687	$1,886	$(773)	$-	$8,800
Intersegment revenue (expense)	$(2,568)	$(981)	$3,549	$-	$-
Average assets	$926,954	$22,471	$82,157	$(94,014)	$937,568

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Nine Months Ended September 30, 2004

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$33,095	$930	$11	$(437)	$33,599
Interest expense	12,790	432	353	(437)	13,138
Net interest income	20,305	498	(342)	-	20,461
Provision for loan losses	758	-	-	-	758
Net interest income after provision
for loan losses	19,547	498	(342)	-	19,703
Noninterest income	2,065	18,664	3,032	(2,842)	20,919
Noninterest expense	11,299	16,600	3,718	(2,842)	28,775
Income before income taxes	10,313	2,562	(1,028)	-	11,847
Income taxes	3,114	885	(403)	-	3,596
Net income	$7,199	$1,677	$(625)	$-	$8,251
Intersegment revenue (expense)	$(2,266)	$(562)	$2,828	$-	$-
Average assets	$805,533	$15,376	$72,352	$(64,724)	$828,537

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

Dollars in thousands, except per share amounts	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Assets	$1,029,103	$946,487	$907,264	$889,489	$862,246
Securities	215,757	209,561	209,223	211,362	209,702
Loans held for sale	12,695	16,994	15,766	14,274	12,097
Loans, net	729,431	659,792	623,863	602,728	586,201
Intangible assets	3,385	3,423	3,461	3,499	3,537
Deposits	628,919	565,167	537,412	524,614	535,822
Short-term borrowings	139,681	127,974	129,697	120,629	77,518
Long-term borrowings and
subordinated debentures	179,383	176,796	165,384	172,201	178,334
Shareholders' equity	72,429	69,838	66,400	65,708	65,289

Book value per share	$10.16	$9.80	$9.43	$9.33	$9.29

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Portfolio Loan Composition

Dollars in thousands	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Commercial	$60,723	$59,067	$56,394	$53,226	$49,630
Commercial real estate	376,506	328,071	296,911	279,631	271,097
Residential construction	4,125	3,815	3,806	3,916	3,351
Residential mortgage	249,383	229,769	226,866	223,689	218,118
Consumer	37,431	36,993	37,066	38,948	40,559
Other	8,824	9,233	9,458	9,605	9,784
Total loans	736,992	666,948	630,501	609,015	592,539
Less unearned fees and interest	1,640	1,459	1,322	1,214	1,200
Total loans net of unearned fees and interest	735,352	665,489	629,179	607,801	591,339
Less allowance for loan losses	5,921	5,697	5,316	5,073	5,138
Loans, net	$729,431	$659,792	$623,863	$602,728	$586,201

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Non interest bearing checking	$69,346	$63,207	$57,008	$55,402	$50,885
Interest bearing checking	169,893	145,626	134,500	122,355	123,687
Savings	45,868	47,407	50,647	50,428	51,616
Retail time deposits	236,396	231,645	240,541	243,161	258,184
Brokered time deposits	107,416	77,282	54,716	53,268	51,450
Total deposits	$628,919	$565,167	$537,412	$524,614	$535,822

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Mortgage Banking Segment Loan Activity

	For the Quarter Ended
Dollars in thousands	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Loans originated
Amount	$83,860	$83,616	$68,929	$65,983	$75,791
Number	1,567	1,578	1,308	1,182	1,532

Loans sold
Amount	$87,071	$81,422	$66,761	$62,043	$79,927
Number	1,566	1,549	1,295	1,148	1,610

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Net loan charge-off's	$200	$44	$87	$357	$107
Net loan charge-off's to average loans (annualized)	0.11%	0.03%	0.05%	0.25%	0.08%
Allowance for loan losses	$5,921	$5,697	$5,316	$5,073	$5,138
Allowance for loan losses as a percentage
of period end loans	0.79%	0.83%	0.82%	0.82%	0.85%
Nonperforming assets:
Nonperforming loans	$1,017	$911	$836	$672	$1,465
Foreclosed properties and
repossessed assets	862	949	608	646	809
Nonaccrual securities	-	326	334	349	363
Total	$1,879	$2,186	$1,778	$1,667	$2,637

Nonperforming loans to period end loans	0.14%	0.13%	0.13%	0.11%	0.24%
Nonperforming assets to period end assets	0.18%	0.23%	0.20%	0.19%	0.31%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2005 vs Q3 2004
	Q3 2005			Q3 2004
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$705,784	$12,423	6.98%	$585,400	$9,217	6.30%
Tax-exempt	8,643	157	7.21%	9,472	176	7.43%
Securities
Taxable	164,390	1,750	4.22%	163,866	1,721	4.20%
Tax-exempt	47,750	798	6.63%	48,131	817	6.79%
Interest bearing deposits other banks				-
and Federal funds sold	2,726	28	4.08%	3,718	33	3.55%
Total interest earning assets	929,293	15,156	6.47%	810,587	11,964	5.90%

Noninterest earning assets
Cash & due from banks	19,124			15,675
Premises & equipment	20,759			20,539
Other assets	21,842			15,756
Allowance for loan losses	(5,812)			(5,054)
Total assets	$985,206			$857,503

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$153,329	$843	2.18%	$123,092	$309	1.00%
Savings deposits	46,226	77	0.66%	50,904	63	0.50%
Time deposits	320,708	2,589	3.20%	310,398	2,079	2.68%
Short-term borrowings	142,240	1,315	3.67%	72,666	317	1.74%
Long-term borrowings and
subordinated debentures	178,145	2,203	4.91%	177,188	1,805	4.07%
	840,648	7,027	3.32%	734,248	4,573	2.49%
Noninterest bearing liabilities
Demand deposits	65,449			55,737
Other liabilities	7,338			5,189
Total liabilities	913,435			795,174

Shareholders' equity	71,771			62,329
Total liabilities and
shareholders' equity	$985,206			$857,503

NET INTEREST EARNINGS		$8,129			$7,391

NET INTEREST YIELD ON EARNING ASSETS			3.47%			3.65%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2005 vs YTD 2004
	For the Nine Months Ended September 30,
	2005			2004
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$663,287	$33,421	6.74%	$554,819	$26,069	6.26%
Tax-exempt	8,884	485	7.30%	8,628	489	7.56%
Securities
Taxable	162,852	5,229	4.29%	167,446	5,459	4.35%
Tax-exempt	47,984	2,402	6.69%	48,344	2,468	6.81%
Interest bearing deposits other banks
and Federal funds sold	2,766	79	3.82%	3,543	97	3.65%
Total interest earning assets	885,773	41,616	6.28%	782,780	34,582	5.89%

Noninterest earning assets
Cash & due from banks	16,567			13,269
Premises & equipment	20,730			19,803
Other assets	20,008			17,577
Allowance for loan losses	(5,510)			(4,892)
Total assets	$937,568			$828,537

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$141,168	$1,868	1.77%	$119,403	$841	0.94%
Savings deposits	48,699	235	0.65%	49,234	174	0.47%
Time deposits	308,334	6,849	2.97%	307,334	6,240	2.71%
Short-term borrowings	131,459	3,124	3.18%	63,120	692	1.46%
Long-term borrowings and
subordinated debentures	171,300	6,009	4.69%	171,350	5,192	4.04%
	800,960	18,085	3.02%	710,441	13,139	2.47%
Noninterest bearing liabilities
Demand deposits	60,252			52,631
Other liabilities	6,707			5,372
Total liabilities	867,919			768,444

Shareholders' equity	69,649			60,093
Total liabilities and
shareholders' equity	$937,568			$828,537

NET INTEREST EARNINGS		$23,531			$21,443

NET INTEREST YIELD ON EARNING ASSETS			3.55%			3.65%